EXHIBIT 99.1

Pacific Energy Development Announces Initial Production Rates of
Fourth and Fifth Niobrara Wells
--
Hosting Operational Update Conference Call September 16, 2013

DANVILLE, Calif., September 16, 2013 -- Pacific Energy Development (NYSE MKT: PED) announced today that its fourth horizontal well, the State 16-7-60 1H well, located in Weld County, Colorado, has tested at an initial production rate of 480 barrels of oil per day (bopd) and 360 thousand cubic feet of gas per day (mcfgpd) (540 barrels of oil equivalent per day (boepd)), during a 4 hour test of the Niobrara “B” Bench target zone.  Following removal of a down hole sand screen which was restricting flow, the well reached a peak production rate of 972 bopd and 800 mcfgd (1,105 boepd), during a 4 hour test from the Niobrara “B” Bench target zone.

The State 16-7-60 1H well is the fourth well the Company has drilled on its 10,224 gross acre Niobrara asset.  The well was spudded in June 2013, and drilled to a total vertical depth of approximately 6,260 feet and total measured depth of approximately 10,630 feet.  The 4,042 foot lateral section was completed in 16 stages in July 2013.

The Company’s fifth horizontal well, the Wickstrom 18-2H well, located in Morgan County, Colorado, has tested at an initial production rate of 414 bopd and 408 mcfgd (482 boepd), during a 4 hour test from the Niobrara “B” Bench target zone.  The well was tested using a limited rate flowback technique to reduce frac sand entry into the well bore and test the concept of EUR increases through lower drawdown similar to the practice employed in the Eagle Ford Shale, resulting in an initial production rate at 80% of its anticipated full production potential.

The Wickstrom 18-1H well was spudded in June 2013, and drilled to a total vertical depth of approximately 6,125 feet and total measured depth of approximately 14,706 feet.  The 8,140 foot lateral section was completed in 33 stages in August 2013.  The Wickstrom 18-2H tests the southernmost extent of the Company’s Niobrara leasehold.

Frank C. Ingriselli, the Company's President and CEO, commented, "We are very pleased with the initial production rates of the State 16-7-60 1H and Wickstrom 18-2H wells.  These outstanding results reflect our careful and diligent efforts during initial site selection and our continued focus on optimizing our drilling program so as to maximize recovery of oil and gas while at the same time driving cost efficiencies as we continue on our commercial development of this asset.”

The Company is hosting a conference call and webcast to provide an operational update today, Monday, September 16, 2013 at 1:15pm Pacific Time.

Conference call details:

Date: September 16, 2013 (Monday)

Time: 1:15 p.m. PT / 4:15 p.m. ET

To participate by phone, please dial (877) 312-5443 (U.S. and Canada); +1 (253) 237-1126 (international). Conference number: 58815931.

To listen to the live audio webcast and submit questions, please visit Pacific Energy Development’s website at www.pacificenergydevelopment.com.

For more information on the Company, please visit the Company's corporate website at www.pacificenergydevelopment.com.

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp., d/b/a Pacific Energy Development (NYSE MKT:  PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company’s principal assets include its Niobrara asset located in the DJ Basin in Colorado, its Eagle Ford asset in McMullen County, Texas, and the Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas. Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, the timing of the commencement of trading on the NYSE MKT. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s public filings with the SEC.

CONTACT:

Pacific Energy Development
Bonnie Tang, 1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

Investor Relations:

Liviakis Financial Communications, Inc.
John Liviakis
+1-415-389-4670
john@liviakis.com

CCG Investor Relations Inc.
Crocker Coulson, President
+1-646-213-1915 (New York)
crocker.coulson@ccgir.com
www.ccgir.com